As filed with the Securities and Exchange Commission on May 2, 2013

Registration No. 333-187763

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AV HOMES, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-1739078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd., Suite 225 Scottsdale, Arizona 85253 (480) 214-7400	Dave M. Gomez Executive Vice President and General Counsel 8601 N. Scottsdale Rd., Suite 225 Scottsdale, Arizona 85253 (480) 214-7400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Sonia A. Shewchuk

Dawn Holicky Pruitt

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

(612) 766-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock ($1.00 par value)(4)
Preferred Stock ($0.10 par value)(4)
Debt Securities
Warrants
Units
Total	$200,000,000	$27,280 (5)

(1)	These offered securities may be sold separately, together or as units with other securities.
(2)	Pursuant to General Instruction II.D of Form S-3, the amount of securities to be registered for each class of securities, the proposed maximum offering price per security for each class of securities and the proposed maximum aggregate offering price of each class of securities are not specified.
(3)	The registration fee has been calculated, pursuant to Rule 457(o) under the Securities Act of 1933, on the basis of the maximum aggregate offering price of the securities listed.
(4)	Pursuant to Rule 416(a) under the Securities Act of 1933, there is also being registered such indeterminate number of shares of our preferred and common stock as may be issued from time to time with respect to shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. There is also being registered such indeterminate number of shares of preferred stock and common stock, as may be issued upon conversion or exercise of or in exchange for any other debt securities, warrants or preferred stock.
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

AV HOMES, INC.

8601 N. Scottsdale Rd., Suite 225

Scottsdale, Arizona 85253

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may, from time to time, offer to sell securities in one or more offerings. This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed on The Nasdaq Stock Market under the ticker symbol “AVHI.”

Investing in our securities involves risks. You should consider the risk factors described in the applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell common stock, preferred stock, debt securities, warrants to purchase equity securities, and units of any of the foregoing, separately or together, in one or more offerings. Each time our securities are offered, we will provide a prospectus supplement. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

When we refer to “AV Homes,” “our company,” “we,” “our” and “us” in this prospectus under the headings “The Company” and “Ratio of Earnings to Fixed Charges,” we mean AV Homes, Inc. and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to AV Homes, Inc. unless the context indicates otherwise.

The registration statement that contains this prospectus, including the exhibits to the registration statement, includes additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement or incorporated by reference herein. This prospectus may only be used where it is legal to sell these securities.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC that contains this prospectus is effective. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1 (800) SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available at the offices of The National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus (including all filings we make under the Exchange Act following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement) and prior to the time that we sell all the securities offered by this prospectus (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2012, as amended;

•	Current Reports on Form 8-K filed on April 5, 2013 and April 16, 2013; and

•

the description of our common stock contained in the Registration Statement on Form 8-A filed on October 15, 1980 (SEC File No. 0-7616; 1-07395), including any amendment or report filed to update such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Dave M. Gomez

Executive Vice President and General Counsel

AV Homes, Inc. 8601 N. Scottsdale Rd., Suite 225

Scottsdale, Arizona 85253

Phone: (480) 214-7400

OUR COMPANY

We are engaged in the business of homebuilding, community development, and land sales in Florida and Arizona. Our residential community sales and development activities have been adversely affected by economic conditions in both markets, and remain at low levels. Our sales of commercial and industrial land for third-party development have also been adversely affected by economic conditions. In addition, we own certain amenities within our master planned communities, which are now managed by third party providers.

Our assets consist primarily of real estate in the states of Florida and Arizona. As of December 31, 2012, we owned 3,155 developed residential lots, 2,705 partially developed residential lots, 11,295 undeveloped residential lots, and 9,940 acres of mixed use, commercial, and industrial land.

We were incorporated under the laws of the state of Delaware in 1970. On February 15, 2012, we changed our name from Avatar Holdings Inc. to AV Homes, Inc. Our principal executive offices are located at 8601 N. Scottsdale Rd., Suite 225, Scottsdale, Arizona 85253. Our telephone number is (480) 214-7400.

SECURITIES WE MAY OFFER

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	common stock;

•	preferred stock, which we may issue in one or more series;

•

debt securities, which we may issue in one or more series and which may include provisions regarding conversion or exchange of the debt securities into our common stock or other securities of our company;

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities of our company; or

•	units of common stock, preferred stock, debt securities and/or warrants of our company.

When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. In each prospectus supplement we will include, among other things, the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	the plan of distribution for the securities;

•	if applicable, information about securities exchanges on which the securities will be listed;

•	material United States federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. In that case, the prospectus supplement should be read as superseding this prospectus. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part. You should also read both this prospectus and the applicable prospectus supplement, together with the information described under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. We will have significant discretion in the use of the net proceeds. Until the net proceeds have been used, they may be temporarily invested in short-term or other securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus. As of the date of this prospectus, we have no preferred stock outstanding and, accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

	For the Year Ended December 31,
	2008		2009		2010		2011		2012
Ratio of earnings to fixed charges	N/A	*	N/A	*	N/A	*	N/A	*	N/A	*

*	Our earnings were insufficient to cover fixed charges for such periods, and thus we are unable to disclose a ratio of earnings to fixed charges for such periods. The dollar amount of the deficiency in earnings available for fixed charges for the fiscal years ending December 31, 2008, 2009, 2010, 2011 and 2012 was approximately $135,132,000, $60,819,000, $35,512,000, $165,472,000 and $88,292,000, respectively.

The ratio of earnings to fixed charges is calculated as follows:

(income before income taxes and effects of changes in accounting principles) –
(net income from noncontrolling interests) +
(fixed charges) + (amortization of previously capitalized interest) – (capitalized interest)
(fixed charges)

Fixed charges consist of

•	interest expensed and capitalized,

•	amortization of discount & debt issue costs, and

•	interest portion of net rental expense.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock. The prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that common stock.

We have summarized the material terms and provisions of the common stock in this section. We have also filed our restated certificate of incorporation, as amended (as further amended and/or restated from time to time, our “certificate of incorporation”) and our amended and restated bylaws (as further amended and/or restated from time to time, our “bylaws”), as exhibits to the registration statement of which this prospectus is a part. You should read our certificate of incorporation and bylaws for additional information before you buy any of our common stock or any of our securities which may be exercised or exchangeable for or converted into our common stock.

General

As of the date of this prospectus, our authorized common stock was 50,000,000 shares. Of these authorized shares, 12,769,377 were issued and outstanding on April 29, 2013.

Holders of shares of common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Such holders have the right to cumulate their votes in the election of directors. Holders of common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities.

In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all our debts and liabilities, and the preferential rights of any series of our preferred stock then outstanding. The shares of common stock outstanding are fully paid and non-assessable.

Dividends

Holders of common stock have an equal and ratable right to receive dividends, when, as and if declared by our board of directors out of funds legally available therefor and only after payment of, or provision for, full dividends on all outstanding shares of any series of preferred stock, if any, and after we have made provision for any required sinking or purchase funds for any series of preferred stock. Our certificate of incorporation provides that no dividend may be declared or paid on any of our capital stock which impairs our capital and that no distribution of assets may be made to any stockholder unless the value of our assets remaining after such payment or distribution is at least equal to the aggregate of our debts, liabilities and capital. We are incorporated in Delaware and are governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.

Anti-takeover Provisions Contained in the Certificate of Incorporation and Bylaws

Certain provisions of Delaware law could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors. Certain provisions of our certificate of incorporation and bylaws may make it less likely that our management would be changed or someone would acquire voting control of our company without our board’s consent. These provisions may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or attempts that might allow stockholders to receive premiums over the market price of their common stock.

Controlling Persons. Under our certificate of incorporation we may not merge or consolidate with any individual, firm, corporation or partnership (an “entity”) in which any controlling stockholder has a direct or indirect interest of 50% or more of the common stock of such entity unless the holders of at least the majority of our outstanding stock, exclusive of those shares held by such controlling stockholder, approve the merger or consolidation. A “controlling stockholder” is an individual, firm, corporation or other entity which is the beneficial owner (as defined in our certificate of incorporation) of 50% or more of our outstanding voting shares.

Preferred Stock. Our board of directors can at any time, under our certificate of incorporation, and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Nomination Procedures. In addition to our board of directors, stockholders can nominate candidates for election to our board of directors. However, a stockholder must follow the advance notice procedures described in Section 16 of our bylaws. To be timely, a stockholder’s notice must be received at our principal executive offices (a) in the case of an annual meeting, not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders (provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs), and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Proposal Procedures. Stockholders can propose that business other than nominations to our board of directors be considered at an annual meeting of stockholders only if a stockholder follows the advance notice procedures described in our bylaws. To be timely, a stockholder’s notice must be received at our principal executive offices not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders (provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs).

Special Meetings. Special meetings of stockholders, unless otherwise prescribed by law or by our certificate of incorporation, can be called at the request of our board of directors, the executive committee of our board, the chairman of our board or a stockholder or stockholders holding of record at least twenty percent of all our common stock then outstanding and entitled to vote. Special meetings shall be called by means of a notice described in our bylaws.

Amendment of Bylaws. Under our certificate of incorporation and bylaws, our board of directors can adopt, amend or repeal the bylaws, subject to limitations under the Delaware General Corporation Law or in our certificate of incorporation. Under the Delaware General Corporation Law, our stockholders also have the power to change or repeal our bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, 250 Royall Street, Canton, Massachusetts 02021. Computershare may be reached by telephone at (800) 850-3132.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of our preferred stock that may be offered by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.

We have also filed our certificate of incorporation as an exhibit to the registration statement of which this prospectus is a part. You should read our certificate of incorporation and the certificate of designations relating to the applicable series of the preferred stock for additional information before you buy any preferred stock.

Pursuant to our certificate of incorporation, our board of directors has the authority, without further stockholder action, to issue a maximum of 10,000,000 shares of preferred stock. As of April 29, 2013, there were no shares of preferred stock outstanding. The board of directors has the authority to determine or fix the following terms and conditions with respect to shares of any series of preferred stock:

•	the number of shares and designation or title of the shares;

•	dividend rights;

•	whether and upon what terms the shares will be redeemable;

•	whether and upon what terms the shares will be convertible or exchangeable;

•	whether and upon what terms the shares will have a purchase or redemption account or sinking fund;

•	the rights of the holders upon our liquidation, dissolution or winding up of the affairs or upon the distribution of our assets;

•

limitations, while such series is outstanding, on dividends, acquisition of, or use of money for redemption of the common stock or any class of stock ranking on a parity with or junior to the shares of such series;

•	the voting rights, if any, which will apply; and

•	any other preferences, rights, limitations or restrictions of the series.

You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

•	the title, stated value and liquidation preference of the preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock;

•	the voting rights of the preferred stock;

•

the dividend rate or rates, or method of calculation of dividends, the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

The debt securities offered pursuant to this prospectus will be unsecured obligations, unless otherwise specified in the applicable prospectus supplement, and will be either senior debt securities or subordinated debt securities and may be convertible debt securities. Unless otherwise specified in the applicable prospectus supplement, the senior debt securities will be issued under the indenture dated as of February 4, 2011 between Wilmington Trust, National Association (as successor to Wilmington Trust FSB), as trustee (the “senior indenture”), and us, and the subordinated debt securities will be issued under an indenture between the subordinated trustee named in the applicable prospectus supplement (the “subordinated indenture”) and us.

We have summarized the material terms and provisions of the senior and subordinated indentures in this section. Where we make no distinction in our summary between senior debt securities and subordinated debt securities, the applicable information refers to any debt securities. We have also filed the senior indenture and the form of subordinated indenture as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities.

General

Neither indenture will limit the aggregate principal amount of debt securities we may issue and each indenture will provide that we may issue debt securities thereunder from time to time in one or more series. Neither indenture will limit the amount of other indebtedness or debt securities which we or our subsidiaries may issue.

Unless otherwise provided in the applicable prospectus supplement, any senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities are our unsecured senior or subordinated securities, as the case may be, but our assets include equity in our subsidiaries. As a result, our ability to make payments on our debt securities depends in part on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture.

You should refer to the applicable prospectus supplement for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:

•	the title and specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities;

•	the terms of subordination, if applicable;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	whether the debt securities are convertible and, if so, the terms of conversion;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

•	the terms and conditions on which we may redeem the debt securities or be required to repurchase the debt securities;

•	the terms and conditions of any sinking fund;

•	the provisions dealing with modifications, amendments and waivers of any terms of the debt securities;

•	if other than denominations of $1,000, the denominations in which we may issue the debt securities;

•	the amount we will pay if the maturity of the debt securities is accelerated;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	events of default or covenants (including relating to merger, consolidations and sales of assets) that apply to the debt securities;

•	whether the debt securities will be defeasible; and

•

any other terms of the debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of the debt securities, including those relating to the subordination of any debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, we will pay principal, premium and interest on the debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the applicable trustee). Interest will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment in immediately available funds. We will name in the applicable prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Unless otherwise specified in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the applicable trustee). There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange.

We may initially appoint the applicable trustee as security registrar. Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the applicable prospectus supplement. We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable.

Unless otherwise stated in the applicable prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities. Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below. Provisions relating to the use of global securities are more fully described below in the section entitled “— Book-Entry, Delivery and Form.”

We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. We will describe certain special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units, or if any debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or currency units in the applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the applicable prospectus supplement.

Book-Entry, Delivery and Form

We have obtained the information in this section concerning The Depository Trust Company (“DTC”), Clearstream Banking S.A. (“Clearstream”), and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and the book-entry system and procedures from sources that we believe to be reliable .

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully-registered global securities which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries (collectively, the “U.S. Depositories”), which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

•

at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•

we in our sole discretion determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the applicable trustee of our decision; or

•	an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the applicable trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg and acts as a professional depositary. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or

Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Notices

Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.

Governing Law

The senior indenture is, and the senior debt securities will be, governed by and will be construed in accordance with New York law. Unless otherwise specified in the applicable prospectus supplement, the subordinated indenture and the subordinated debt securities will be governed by and will be construed in accordance with New York law.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of common stock, preferred stock, debt securities or other securities.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement. Copies of the form of agreement for each warrant and the warrant certificate, if any (collectively, the “warrant agreements”) and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. You should read the applicable warrant agreement for additional information before you purchase any of our warrants.

The applicable prospectus supplement will describe the terms of the warrants, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the number of securities purchasable upon exercise of each warrant and the initial price at which the number of securities may be purchased upon such exercise;

•

the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	antidilution provisions, if any, of the warrants; and

•	any other material terms of the warrants.

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

We may issue units to purchase one or more of the securities referenced herein. The terms of such units will be set forth in the applicable prospectus supplement. The form of units and the applicable unit agreement will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the applicable unit agreement and unit before you purchase any of our units.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act of 1933”) and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act of 1933. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

LEGAL MATTERS

Faegre Baker Daniels LLP, Minneapolis, Minnesota, will issue an opinion about the legality of the securities offered by this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of AV Homes, Inc. appearing in our Annual Report on Form 10-K for the year ended December 31, 2012 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses payable in connection with the registration and distribution of the securities being registered hereunder, all of which will be borne by the registrant, are as follows. All amounts are estimates, except the SEC registration fee.

Registration fee	$27,280
Trustee fees and expenses	$27,000	*
Transfer Agent fees and expenses	$5,000	*
Printing expenses	$75,000	*
Legal fees and expenses	$350,000	*
Accounting fees and expenses	$75,000	*
Miscellaneous	$5,720	*

Total	$565,000	*

*	Estimated pursuant to instruction to Item 511 of Regulation S-K.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Generally, Section 145 of the General Corporation Law of the State of Delaware (the “GCL”), permits a corporation to indemnify certain persons made a party to an action by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. To the extent that person has been successful in any such matter, that person shall be indemnified against expenses actually and reasonably incurred by him. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, that person is fairly and reasonably entitled to indemnity for proper expenses.

Our certificate of incorporation and our bylaws provide for indemnification of our officers and directors to the fullest extent permitted by law.

Section 102(b)(7) of the GCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director’s liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. We have adopted provisions in our certificate of incorporation that provide for such limitation to the fullest extent permitted under Delaware law.

Our directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they may not be indemnified by us.

The underwriting agreements that we may enter into may provide for indemnification by any underwriters of us, our directors, our officers who sign this registration statement and our controlling persons for certain liabilities, including liabilities arising under the Securities Act of 1933.

ITEM 16.    EXHIBITS

Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement, which information is incorporated herein by reference pursuant to Rule 411 under the Securities Act of 1933.

ITEM 17    UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Trust indenture Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 2, 2013.

AV HOMES, INC.

By:	/s/ Roger A. Cregg
Roger A. Cregg
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 2, 2013 by the following persons in the capacities with AV Homes, Inc.:

/s/ Roger A. Cregg Roger A. Cregg	President and Chief Executive Officer (Principal Executive Officer)

/s/ Tina M. Johnston Tina M. Johnston	Senior Vice President, Principal Financial Officer and Principal Accounting Officer

Allen J. Anderson	)
Paul D. Barnett	)
Roger A. Cregg	)
Roger W. Einiger	)	Directors*
Reuben S. Leibowitz	)
Joshua Nash	)
Joel M. Simon	)

*	Dave M. Gomez, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

/s/ Dave M. Gomez

Dave M. Gomez, Attorney-in-Fact

EXHIBIT INDEX

EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

1.1	Form of Underwriting Agreement for Common Stock.*

1.2	Form of Underwriting Agreement for Preferred Stock.*

1.3	Form of Underwriting Agreement for Debt Securities.*

1.4	Form of Underwriting Agreement for Warrants.*

1.5	Form of Underwriting Agreement for Units.*

4.1	Certificate of Incorporation, as amended and restated May 28, 1998 (filed as Exhibit 3(a) to Registrant’s Form 10-Q for the quarter ended June 30, 1998 (SEC File No. 0-7616), and incorporated herein by reference).

4.2	Certificate of Amendment of Restated Certificate of Incorporation, dated May 26, 2000 (filed as Exhibit 3(a) to Registrant’s Form 10-Q for the quarter ended June 30, 2000 (SEC File No. 0-7616), and incorporated herein by reference).

4.3	Certificate of Ownership and Merger Merging AV Homes, Inc., a Delaware corporation, with and into the Registrant (filed as Exhibit 3.1 to Registrant’s Form 8-K dated February 15, 2012 (SEC File No. 0-7616), and incorporated herein by reference).

4.4	Amended and Restated Bylaws as of February 15, 2012 (filed as Exhibit 3.2 to Registrant’s Form 8-K dated February 15, 2012 (SEC File No. 0-7616), and incorporated herein by reference).

4.5	Specimen Common Stock Certificate (filed as Exhibit 1(a) to Registrant’s Registration Statement on Form 8-A, filed on October 15, 1980 (SEC File No. 0-7616; 1-07395), and incorporated herein by reference).

4.6	Form of Certificate of Designation of Preferred Stock.*

4.7	Specimen Preferred Stock Certificate.*

4.8	Indenture, dated February 4, 2011, between the Registrant and Wilmington Trust, National Association (as successor to Wilmington Trust FSB), as Trustee (filed as Exhibit 4.1 to Registrant’s Form 8-K dated February 4, 2011 (SEC File No. 0-7616), and incorporated herein by reference).

4.9	Form of Senior Note.*

4.10	Form of Subordinated Indenture.**

4.11	Form of Subordinated Note.*

4.12	Form of Warrant Agreement.*

4.13	Form of Unit Agreement.*

5.1	Opinion of Faegre Baker Daniels LLP.

12.1	Computation of Ratios of Earnings to Fixed Charges.**

23.1	Consent of Ernst & Young LLP.

23.4	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.**

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association.**

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture.***

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
**	Previously filed.
***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.